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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 2, 2002

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                         CONCENTRA OPERATING CORPORATION
             (Exact name of Registrant as specified in its charter)

          Nevada                        001-15699              75-2822620
     (State or other             (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

        5080 Spectrum Drive
       Suite 400 - West Tower                                   75001
           Addison, Texas                                    (Zip code)
       (Address of principal
         executive offices)

       Registrant's telephone number, including area code: (972) 364-8000

                                 Not Applicable
                  (former address if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

     On December 2, 2002, Concentra Operating Corporation's parent company, Concentra Inc. ("Concentra Holding"), completed the acquisition of Em3 Corporation ("Em3"), a privately-held company located in Addison, Texas, in a transaction valued at $30.7 million. Under the terms of the transaction, Concentra Holding issued approximately $30.1 million of its common stock for Em3's assets and liabilities. Concurrent with this acquisition, Concentra Holding contributed the Em3 assets and liabilities to Concentra Operating Corporation (the "Company") and repaid $0.6 million of Em3's indebtedness to its largest stockholder, Welsh, Carson, Anderson & Stowe ("WCAS"). This repayment was financed through existing cash on hand and by borrowing under the Company's existing revolving credit line. Because there has been no active trading market for Concentra Holding's common stock, the Board of Directors relied upon independent valuation analyses, internal financial analyses and negotiation with the principal shareholders of Em3 to determine the fair value of the Concentra Holding's common stock and number of shares to issue in the transaction.

     Since its inception in 2000, Em3 established a nationwide network of primary care physicians specializing in occupational healthcare. Its approach to the integration and management of workers' compensation care attracted several large national employers as its clients. Em3's business is complementary in nature to the Company's businesses. Em3 had revenue of $174,000 for the nine months ended September 30, 2002.

     On December 2, 2002, Concentra Holding also acquired the assets and liabilities of OccMed Systems, Inc. ("OccMed"), a privately-held company located in Addison, Texas, in a transaction valued at $16.6 million. Under the terms of the transaction, Concentra Holding issued approximately $12.8 million of its common stock for OccMed's assets and liabilities. Concurrent with this acquisition, Concentra Holding contributed the OccMed assets and liabilities to the Company and repaid $1.0 million of OccMed's indebtedness to its largest stockholder, WCAS, and $2.8 of other indebtedness. This repayment was financed through existing cash on hand and by borrowing under the Company's existing revolving credit line. Because there has been no active trading market for Concentra Holding's common stock, the Board of Directors relied upon independent valuation analyses, internal financial analyses and negotiation with the principal shareholders of OccMed to determine the fair value of the Company's common stock and number of shares to issue in the transaction.

     OccMed, established in 2001, developed 12 occupational healthcare centers across six geographic markets in the United States. When integrated into the Company's existing national network of health centers, the acquisition will increase the Company's total number of centers to 244. OccMed had revenue of $7.1 million for the nine months ended September 30, 2002.

     Because the Company is controlled by its primary shareholder, WCAS, and because WCAS also owned approximately 66% of Em3 and 69% of OccMed, the acquisitions of Em3 and OccMed are treated as a reorganization of entities under common control for accounting purposes. Accordingly, the Company will carry over at the historical costs 66% and 69%, respectively, of the assets and liabilities of Em3 and OccMed. The remaining 34% of Em3 and 31% of OccMed assets and liabilities acquired will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," whereby assets and liabilities are recorded at fair value; any purchase price in excess of the amounts allocated to identifiable intangible assets acquired will be allocated to goodwill. As these acquisitions will be accounted for in a manner similar to a pooling, the Company will retroactively restate its historical financial statements to consolidate the historical results of Em3 and OccMed beginning with the periods the entities were under the control of WCAS, which were 2000 and 2001, respectively. The equity interests of other investors, which are 34% for Em3 and 31% for OccMed, will be reflected as a "minority interest" in the Company's financial statements for periods prior to the date of acquisition. The effective date of these acquisitions is December 1, 2002.

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Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     Financial statements of Em3 will be provided by amendment to this Current Report by February 17, 2003. Financial statements for OccMed will not be provided because OccMed is not considered a significant business as defined by Article 11-01(b) of Regulation S-X.

(b)  Pro forma financial information

     Pro forma financial information will be provided by amendment to this Current Report by February 17, 2003.

(c)  Exhibits

2.1 Asset Purchase Agreement by and among Concentra Inc., Concentra Operating Corporation, and Em3 Corporation, dated as of December 1, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONCENTRA OPERATING CORPORATION
                            (Registrant)


                            By: /s/ Richard A. Parr II
                                ---------------------------------------------
                            Name:   Richard A. Parr II
                            Title:  Executive Vice President, General Counsel
                                    & Secretary

Date:    December 13, 2002

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

2.1 Asset Purchase Agreement by and among Concentra Inc., Concentra Operating Corporation, and Em3 Corporation, dated as of December 1, 2002.

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